SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2005

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2005, Waste Industries USA, Inc. entered in to an Employment Agreement with its founder and Chairman, Lonnie C. Poole, Jr. Pursuant to the agreement, Mr. Poole will serve as the Chairman of the Board of Directors until December 31, 2007. Should he not be reelected by the shareholders during that time, he will serve as a senior advisor and report to the Board. For his services, Mr. Poole will receive a salary of $476,202, subject to adjustment by the Compensation Committee of the Board. He will be eligible to receive bonuses and stock options and also will be entitled to receive all other benefits of employment available to employees of the company, provided he meets all applicable requirements. The compensation payable under the agreement is the same as Mr. Poole has been receiving since January 1, 2005, which is the effective date of the agreement.

If the company terminates Mr. Poole without cause (as defined in the agreement), the company must pay Mr. Poole his salary for the remaining term of the agreement and must pay his COBRA premium for his coverage and that of his eligible dependents until the earlier the term of the agreement or the date he becomes eligible under another group health plan. If the company breaches the agreement, which breach is not cured as allowed by the agreement, requires Mr. Poole to be permanently based at a location more than 35 miles from the company’s current office in Raleigh, North Carolina or materially and adversely changes Mr. Poole’s office, title, duties or responsibilities, Mr. Poole has the right to terminate the agreement, in which case the company must pay him his salary for the remaining term of the agreement and must pay his COBRA premium for his coverage and that of his eligible dependents until the earlier the term of the agreement or the date he becomes eligible under another group health plan. If Mr. Poole dies or becomes permanently disabled during the term of the agreement, the company will pay the salary due under the agreement to Mr. Poole’s wife and pay the COBRA premiums for her coverage for the remaining term of the agreement.

In the event of a change of control of the company (as defined in the agreement), all options held by Mr. Poole will automatically vest in full. If Mr. Poole is terminated prior to a change of control under circumstances that ultimately give rise to his right to receive continued payment of his salary and COBRA premium as described above, all options held by Mr. Poole will automatically vest in full as of the date of the change of control.

Item 7.01. Regulation FD Disclosure.

On August 12, 2005, Waste Industries USA, Inc. issued a press release announcing the declaration of a quarterly cash dividend of $0.08 per share payable on September 1, 2005 to shareholders of record at the close of business on August 19, 2005. A copy of this press release is attached hereto and incorporated herein by reference.

The information furnished in this Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

2

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.23	Employment Agreement dated August 10, 2005 between Waste Industries USA, Inc. and Lonnie C. Poole, Jr.

99.1	Press release dated August 12, 2005.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.

Date: August 12, 2005

/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer

4